Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

PREMIERE GLOBAL SERVICES, INC.

Adopted as of October 20, 2010

TABLE OF CONTENTS

ARTICLE ONE – NAME AND OFFICE		1
1.1	Name	1
1.2	Registered Office and Agent	1
1.3	Principal Office	1
1.4	Other Offices	1
ARTICLE TWO – SHAREHOLDERS’ MEETINGS		1
2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meetings	1
2.4	Notice of Meetings	3
2.5	Waiver of Notice	3
2.6	Voting Group; Quorum; Vote Required to Act	3
2.7	Voting of Shares	4
2.8	Proxies	4
2.9	Presiding Officer	4
2.10	Adjournments	5
2.11	Conduct of the Meeting	5
2.12	Action of Shareholders Without a Meeting	5
2.13	Matters Considered At Annual Meetings	5
ARTICLE THREE – BOARD OF DIRECTORS		7
3.1	General Powers	7
3.2	Number, Election and Term of Office	7
3.3	Removal of Directors	7
3.4	Vacancies	7
3.5	Compensation	8
3.6	Committees of the Board of Directors	8
3.7	Qualification of Directors	8
3.8	Certain Nomination Requirements	8
ARTICLE FOUR – MEETINGS OF THE BOARD OF DIRECTORS		9
4.1	Regular Meetings	9
4.2	Special Meetings	10
4.3	Place of Meetings	10
4.4	Notice of Meetings	10
4.5	Quorum	10
4.6	Vote Required For Action	10
4.7	Participation By Conference Telephone	10
4.8	Action By Directors Without a Meeting	10
4.9	Adjournments	10
4.10	Waiver of Notice	11
ARTICLE FIVE – OFFICERS		11

5.1	Offices	11
5.2	Term	11
5.3	Compensation	11
5.4	Removal	11
5.5	Chairman of the Board	12
5.6	Chief Executive Officer	12
5.7	President	12
5.8	Chief Financial Officer	12
5.9	Chief Technology Officer	12
5.10	Vice Presidents	13
5.11	Secretary	13
5.12	Treasurer	13
5.13	Vice Chairmen	13
ARTICLE SIX – DISTRIBUTIONS AND DIVIDENDS		13
ARTICLE SEVEN – SHARES		13
7.1	Share Certificates	13
7.2	Rights of Corporation With Respect to Registered Owners	14
7.3	Transfers of Shares	14
7.4	Duty of Corporation to Register Transfer	14
7.5	Lost, Stolen, or Destroyed Certificates	14
7.6	Fixing of Record Date	15
7.7	Record Date If None Fixed	15
ARTICLE EIGHT – INDEMNIFICATION		15
8.1	Indemnification of Directors	15
8.2	Indemnification of Others	15
8.3	Other Organizations	16
8.4	Advances	16
8.5	Non-Exclusivity	16
8.6	Insurance	16
8.7	Notice	17
8.8	Security	17
8.9	Amendment	17
8.10	Agreements	17
8.11	Continuing Benefits	17
8.12	Successors	17
8.13	Severability	18
8.14	Additional Indemnification	18
ARTICLE NINE – MISCELLANEOUS		18
9.1	Inspection of Books and Records	18
9.2	Fiscal Year	18
9.3	Corporate Seal	18
9.4	Annual Statements	18
9.5	Notice	19

9.6	Business Combination	19
ARTICLE TEN – AMENDMENTS		19

THIRD AMENDED AND RESTATED BYLAWS

OF

PREMIERE GLOBAL SERVICES, INC.

     References in these Bylaws to “Articles of Incorporation” are to the Articles of Incorporation, as amended and restated from time to time, of Premiere Global Services, Inc.

     All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the “Code”), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to “Sections” shall refer to sections of the Bylaws, unless otherwise indicated.

ARTICLE ONE

Name and Office

     1.1 NAME. The name of the Corporation is Premiere Global Services, Inc.

     1.2 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

     1.3 PRINCIPAL OFFICE. The principal office of the Corporation shall be at the place designated in the Corporation’s annual registration with the Georgia Secretary of State.

     1.4 OTHER OFFICES. In addition to its registered office and principal office, the Corporation may have offices at other locations either in or outside the State of Georgia.

ARTICLE TWO

Shareholders’ Meetings

     2.1 PLACE OF MEETINGS. Meetings of the Corporation’s shareholders may be held at any location inside or outside the State of Georgia designated by the Board of Directors, or if the Board of Directors does not specify a location, at the Corporation’s principal office.

     2.2 ANNUAL MEETING. The Corporation shall hold an annual meeting of shareholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

     2.3 SPECIAL MEETINGS.

          (a) Special meetings of shareholders of one or more classes or series of the Corporation’s shares may be called at any time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, and shall be called by the Corporation upon the request in writing or by electronic transmission (in compliance with applicable requirements of the Code) in accordance with Section 2.3(b) (a “Special Meeting Request”) of the holders of shares representing 25% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting; provided, however, that at any time the Corporation has more than 100 shareholders of record, the Special Meeting Request must be made by the holders of shares representing 75% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

          (b) For business to be brought properly before a special meeting by a shareholder, a Special Meeting Request must be delivered or mailed to and received by the Secretary of the Corporation by the holders of shares representing 75% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. A Special Meeting Request shall specify: (i)(A) a brief description of each matter of business each shareholder making the Special Meeting Request proposes to be brought before the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting and (D) any material interest in such proposed business of each shareholder making the Special Meeting Request (and each beneficial owner, if any, on whose behalf the proposal is being made); (ii) as to each shareholder making the Special Meeting Request and each beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such shareholder, as it appears on the Corporation’s books, and of such beneficial owner; (B) the series or class and number of shares of the Corporation’s capital stock that are owned beneficially and of record by such shareholder; (C) a description of any agreement, arrangement or understanding with respect to the proposal or business between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Special Meeting Request by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation; (E) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to propose such business; (F) a representation whether such shareholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from shareholders in support of such proposal; and (G) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. Without limiting the foregoing, the information required by clauses (ii)(B), (C), and (D) of this Section 2.3(b) shall be updated by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date. Notwithstanding anything in these Bylaws to the contrary, no provision of these Bylaws shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

     2.4 NOTICE OF MEETINGS. In accordance with Section 9.5 and subject to waiver by a shareholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special shareholders’ meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. If an annual or special shareholders’ meeting is adjourned to a different date, time or location, the Corporation shall give shareholders notice of the new date, time or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

     2.5 WAIVER OF NOTICE. A shareholder may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a waiver of notice in writing or by electronic transmission signed by the shareholder entitled to the notice. In addition, a shareholder’s attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

     2.6 VOTING GROUP; QUORUM; VOTE REQUIRED TO ACT.

          (a) Unless otherwise required by the Code or the Articles of Incorporation, all classes or series of the Corporation’s shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a “Voting Group”). If either the Articles of Incorporation or the Code requires separate voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately. At all meetings of shareholders, any Voting Group entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the Articles of Incorporation, these Bylaws, or the Code provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

          (b) Except as provided in Section 3.2, if a quorum exists, action on a matter by a Voting Group is approved by that Voting Group if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor provision), or the Code requires a greater number of affirmative votes.

     2.7 VOTING OF SHARES. Unless otherwise required by the Code or the Articles of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

     2.8 PROXIES. A shareholder entitled to vote on a matter may vote either in person or by proxy. A shareholder may appoint a proxy: (i) by executing a written document, which may be accomplished by any reasonable means, including facsimile transmission; (ii) orally, which may be by telephone; or (iii) by any other form of electronic communication. No proxy shall be valid for more than eleven (11) months after the date of such appointment, unless, in the case of a written proxy, a longer period is expressly provided for in the written document.

     2.9 PRESIDING OFFICER. Except as otherwise provided in this Section 2.9, the Chairman of the Board, and in his or her absence or disability the Chief Executive Officer, shall preside at every shareholders’ meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the Chief Executive Officer is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation’s directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of (a) the shares present at the meeting that would be entitled to vote in an election of directors, or (b) if no such shares are present at the meeting, then the shares present at the meeting comprising the Voting Group with the largest number of shares present at the meeting and entitled to vote on a matter properly proposed to be considered at the meeting. The chairman of the meeting may designate other persons to assist with the meeting.

     2.10 ADJOURNMENTS. At any meeting of shareholders (including an adjourned meeting), a majority of shares of any Voting Group present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting, but only with respect to that Voting Group, to reconvene at a specific time and place. If more than one Voting Group is present and entitled to vote on a matter at the meeting, then the meeting may be continued with respect to any such Voting Group that does not vote to adjourn as provided above, and such Voting Group may proceed to vote on any matter to which it is otherwise entitled to do so; provided, however, that if (a) more than one Voting Group is required to take action on a matter at the meeting and (b) any one of those Voting Groups votes to adjourn the meeting (in accordance with the preceding sentence), then the action shall not be deemed to have been taken until the requisite vote of any adjourned Voting Group is obtained at its reconvened meeting. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

     2.11 CONDUCT OF THE MEETING. At any meeting of shareholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

     2.12 ACTION OF SHAREHOLDERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if permitted by the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast the requisite number of votes (or numbers, in the case of voting by groups) that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

     2.13 MATTERS CONSIDERED AT ANNUAL MEETINGS. Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting or (b) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal offices of the Corporation not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Corporation’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided, that if no annual meeting was held in the previous year or the date of the annual meeting has been established to be more than 30 calendar days earlier than or 60 calendar days after the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be so received not later than the later of (x) 60 days prior to the annual meeting or (y) the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed, whichever first occurs. A shareholder’s notice to the Secretary shall specify: (i)(A) a brief description of each matter of business the shareholder proposes to be brought before the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting and (D) any material interest in such proposed business of the shareholder (and each beneficial owner, if any, on whose behalf the proposal is being made); (ii) as to the shareholder providing the notice and each beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such shareholder, as it appears on the Corporation’s books, and of such beneficial owner; (B) the series or class and number of shares of the Corporation’s capital stock that are owned beneficially and of record by such shareholder; (C) a description of any agreement, arrangement or understanding with respect to the proposal or business between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder or such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation; (E) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to propose such business; (F) a representation whether such shareholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from shareholders in support of such proposal; and (G) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, the information required by clauses (ii)(B), (C), and (D) of this Section 2.3(b) shall be updated by such shareholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date. The foregoing notice requirements set forth in this Section 2.13 shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a business proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and such shareholder’s business proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (1) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.13 or (2) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting. In no event shall an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 2.13.

ARTICLE THREE

Board of Directors

     3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

     3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time and, until otherwise determined, shall be between three and ten; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 3.4, all directors of the Corporation shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Each director shall hold office until the next election of directors by the shareholders and until such director’s successor shall have been duly elected and qualified, except in the case of such director’s earlier death, retirement, disqualification, resignation or removal.

     3.3 REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed with cause by the shareholders, provided that directors elected by a particular Voting Group may be removed only by the shareholders in that Voting Group. Removal action may be taken only at a shareholders’ meeting for which notice of the removal action has been duly given, and a director may be removed only by the holders of 75% of the votes entitled to be cast. A removed director’s successor, if any, may be elected at the same meeting to serve the unexpired term. Directors may not be removed without cause.

     3.4 VACANCIES. A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum; provided, however, that if the vacant office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s Voting Group act to fill the vacancy. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

     3.5 COMPENSATION. Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

     3.6 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

     3.7 QUALIFICATION OF DIRECTORS. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation, and any further eligibility requirements established in these Bylaws.

     3.8 CERTAIN NOMINATION REQUIREMENTS. No person may be nominated for election, or be elected as a director, at any annual or special meeting of shareholders unless (a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; or (b) the person is nominated by a shareholder of the Corporation who is entitled to vote for the election of the nominee at the subject meeting and the nominating shareholder complies with the notice procedures set forth in this Section 3.08. For a person to be nominated by a shareholder for election as a director, the shareholder must give timely notice of the nomination in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice of such nomination must be delivered or mailed to and received at the principal offices of the Corporation not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Corporation’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided, that if no annual meeting was held in the previous year or the date of the annual meeting has been established to be more than 30 calendar days earlier than or 60 calendar days after the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be so received not later than the later of (x) 60 days prior to the annual meeting or (y) the close of business on the 10th day following the day on which such notice of the date the annual meeting was mailed, whichever first occurs, and the shareholder’s notice shall specify (i) as to each person whom the shareholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; (C) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation; (E) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination; (F) a representation whether such shareholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or (2) otherwise to solicit proxies from shareholders in support of such nomination, and (G) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, the information required by clauses (b)(ii)(B), (C) and (D) of this Section 3.8 shall be updated by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting shall have the discretion to declare to the meeting that any director nomination proposed by a shareholder to be considered at the meeting is out of order and that such nominee(s) shall not be voted on at the meeting if the chairman concludes that such nominations have been made in a manner inconsistent with this Section 3.8. In no event shall an adjournment of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 3.8.

ARTICLE FOUR

Meetings of the Board of Directors

     4.1 REGULAR MEETINGS. The Board of Directors may, by prior resolution, hold regular meetings at such time and such place as may from time to time be determined by the Board of Directors.

     4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the directors in office at that time.

     4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors may establish from time to time.

     4.4 NOTICE OF MEETINGS. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give at least twenty-four hours’ notice to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

     4.5 QUORUM. At meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.

     4.6 VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of incorporation, or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at it; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     4.7 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at the meeting.

     4.8 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterpart, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

     4.9 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

     4.10 WAIVER OF NOTICE. A director may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates, by a waiver in writing or by electronic transmission signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE FIVE

Officers

     5.1 OFFICES. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, a President, a Chief Financial Officer, Chief Technology Officer, and a Secretary, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific senior officers to appoint the persons who shall hold such other offices (including a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, and the like, one or more Vice Chairmen, one or more Assistant Secretaries, and one or more Assistant Treasurers.) Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person. Until a Treasurer is appointed by the Board, the Secretary shall be responsible for the duties of the Treasurer described in Section 5.11 below.

     5.2 TERM. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors or any senior officer authorized to have appointed the officer) until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article Five.

     5.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

     5.4 REMOVAL. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective, notwithstanding any damage claim that may result from infringement of such contract rights.

     5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the Board of Directors and (unless another person is selected under Section 2.9 to act as chairman) of meetings of the shareholders. The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

     5.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be charged with the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

     5.7 PRESIDENT. The President shall, subject to the authority of the Chairman of the Board and the Chief Executive Officer, have day-to-day general management responsibility of the business of the Corporation. The President shall also have such powers and perform such duties and have any authority as may be delegated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and shall be subject to the limitations fixed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and, when specifically authorized by the Board of Directors, the President shall have the powers and perform the duties of the Chairman of the Board.

     5.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject to the authority of the Chairman of the Board and the Chief Executive Officer, act in an executive financial capacity. The Chief Financial Officer shall also have such powers and perform such duties and have any authority as may be delegated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and shall be subject to the limitations fixed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     5.9 CHIEF TECHNOLOGY OFFICER. The Chief Technology Officer, subject to the authority of the Chairman of the Board and the Chief Executive Officer, has responsibility for global technology initiatives, including product management and research and development. The Chief Technology Officer shall also have such powers and perform such duties and have any authority as may be delegated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and shall be subject to the limitations fixed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     5.10 VICE PRESIDENTS. Each Vice President, (if there be any), shall perform such duties and have such authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.

     5.11 SECRETARY. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary’s signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer or the President.

     5.12 TREASURER. Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors, Chief Executive Officer and President upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer or the President.

     5.13 VICE CHAIRMEN. Each Vice Chairman (if there be any) shall perform such duties and have such authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.

ARTICLE SIX

Distributions and Dividends

     Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

ARTICLE SEVEN

Shares

     7.1 SHARE CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Code. The interest of each shareholder in the Corporation may be evidenced by a certificate or certificates representing shares of the Corporation, which, if any, shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board or Chief Executive Officer, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange (or its successor) or any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed.

     7.2 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes: and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

     7.3 TRANSFERS OF SHARES. Transfers of shares shall be made upon the books of the corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

     7.4 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons: (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

     7.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     7.6 FIXING OF RECORD DATE. For the purpose of determining shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     7.7 RECORD DATE IF NONE FIXED. If no record date is fixed as provided in Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders’ meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution or the date on which any other action is taken that requires a determination of shareholders.

ARTICLE EIGHT

Indemnification

     8.1 INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify and hold harmless any director of the Corporation (an “Indemnified Person”) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Eight, collectively, a “Proceeding”) because he or she is or was a director, officer, employee, or agent of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a “Liability”), provided, however, that no indemnification shall be made for: (a) any appropriation by a director, in violation of the director’s duties, of any business opportunity of the Corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit.

     8.2 INDEMNIFICATION OF OTHERS. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each officer, employee, or agent of the Corporation so identified shall be an “Indemnified Person” for purposes of the provisions of this Article Eight.

     8.3 OTHER ORGANIZATIONS. The Corporation shall provide to each director, and the Board of Directors shall have the power to cause the Corporation to provide to any officer, employee, or agent, of the Corporation who is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.2, 8.4, and 8.10 of this Article Eight (subject to the conditions, limitations, and obligations specified in those Sections) permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each person so identified shall be an “Indemnified Person” for purposes of the provisions of this Article Eight.

     8.4 ADVANCES. Expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Sections 8.1 or 8.3, as to an Indemnified Person who is a director of the Corporation, or in Sections 8.2 or 8.3, as to other Indemnified Persons, if the Board of Directors has specified that advancement of expenses be made available to any such Indemnified Person, shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person’s delivery to the Corporation of a written request for an advance pursuant to this Section 8.4, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.4 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section 8.4 regardless of the Indemnified Person’s financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.4 may be unsecured and interest-free.

     8.5 NON-EXCLUSIVITY. Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

     8.6 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify or advance expenses to him or her against such liability under the provisions of this Article Eight.

     8.7 NOTICE. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

     8.8 SECURITY. The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

     8.9 AMENDMENT. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 8.9 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

     8.10 AGREEMENTS. The provisions of this Article Eight shall be deemed to constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

     8.11 CONTINUING BENEFITS. The rights of indemnification and advancement of expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     8.12 SUCCESSORS. For purposes of this Article Eight, the term “Corporation” shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

     8.13 SEVERABILITY. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

     8.14 ADDITIONAL INDEMNIFICATION. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

ARTICLE NINE

Miscellaneous

     9.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

     9.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

     9.3 CORPORATE SEAL. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

     9.4 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

     9.5 NOTICE.

          (a) Whenever these Bylaws require notice to be given to any shareholder, the notice may be given by mail, in person, by courier delivery, or by overnight delivery service. Whenever these Bylaws require notice to be given to any director, the notice may be given by mail, in person, by courier delivery, by overnight delivery service, by telephone, by voice mail, by facsimile, or by e-mail or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, scaled envelope addressed to the shareholder or director at his or her address as it appears on the records of the Corporation. Any such written notice given by mail shall be effective, at the time the same is deposited in the United States mail. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when delivered to the physical address, facsimile transmission number, e-mail address, or voice mailbox address as it appears on the records of the Corporation, or in the case of notice by telephone, to the telephone number appearing on the records of the Corporation.

          (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

     9.6 BUSINESS COMBINATION. The Corporation hereby elects to be governed by the provisions of Section 14-2-1132 of the Code, pertaining to business combinations with interested shareholders. This Section 9.6 was adopted by the Corporation as of December 18, 1995, pursuant to an amendment to the Bylaws in accordance with Section 14-2-1133 of the Code.

ARTICLE TEN

Amendments

     Except as otherwise provided under the Code, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, shareholders may alter, amend or repeal any Bylaws or adopt new Bylaws only upon the affirmative vote of the holders of 75% of the shares entitled to vote on the matter.